Exhibit 10.1

FORM OF AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 30th day of August, 2019 (the “Effective Date”), by and among Bat Group, Inc. (formerly known as China Bat Group, Inc.), a Delaware corporation (the “Company”), and the undersigned holder of the Existing Warrant (as defined below) (the “Holder”), with reference to the following facts:

A. Pursuant to (i) that certain Securities Purchase Agreement, dated as of April 11, 2019 (as amended prior to the date hereof, the “April Securities Purchase Agreement”), by and among the Company and the investors signatory thereto (the “April Purchasers”), the Company, among other things, issued to the Holder (in its capacity as an April Purchaser thereunder), a warrant to purchase Common Stock (as defined in the April Securities Purchase Agreement) initially exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the holder attached hereto (the “Original April Warrant”), (ii) that certain Securities Purchase Agreement, dated as of May 20, 2019 (as amended prior to the date hereof, the “May Securities Purchase Agreement”), by and among the Company and the investors signatory thereto (the “May Purchasers”), the Original April Warrant was amended and restated as an Amended Warrant (as defined in the May Securities Purchase Agreement) (such, Amended Warrant, the “Existing Warrant”);

B. The Company has duly authorized the issuance to the Holder, in exchange for the Existing Warrant, a warrant to purchase Common Stock in the form attached hereto as Exhibit A (the “Exchange Warrant”), initially exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the Holder attached hereto (the “Exchange Shares”, and together with the Exchange Warrant, the “Exchange Securities”);

C. Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement;

D. The exchange of the Existing Warrant for the Exchange Warrant is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

E. Concurrently herewith, the Company is separately negotiating, and intends to implement, the exchange of Amended Warrants pursuant to the May Securities Purchase Agreement (the “Other Warrants”) that are currently outstanding and held by other May Purchasers (the “Other Holders”) into warrants to purchase Common Stock in the form of the Exchange Warrant (the “Other Warrants”) by entering into agreements (the “Other Agreements”) in the same form as this Agreement (other than proportional changes based upon the difference in aggregate number of shares of Common Stock issuable upon exercise of Other Warrants outstanding and the payment of legal expenses with respect hereto).

F. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the May Securities Purchase Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange; Participation Rights

(a) Exchange of Securities. On the Effective Date (as defined below), pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Warrant to the Company in exchange for which the Company agrees to issue the Exchange Warrant to the Holder as follows (such transactions in this Section 1(a), the “Exchange”). In exchange for the Existing Warrant, on the Effective Date, the Company shall deliver or cause to be delivered to the Holder (or its designee) the Exchange Warrant by email to the Holder in PDF form, with the original Exchange Warrant delivered to the Holder promptly following the Effective Date at the address for delivery set forth on the signature page of the Holder. In addition, the Company shall wire $19,600 via available funds to a bank account designated by the Holder (or its designee) within two business days of the Effective Date (the “Cash Payment”). As soon as commercially practicable following the Effective Date, the Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Warrant (or affidavit of lost warrant, in form provided upon request by the Company and reasonably acceptable to the Holder). Immediately following the later of (x) the delivery of the Exchange Warrant to the Holder (or its designee) and (y) the payment of the Cash Payment (such later date, the “Delivery Date”), the Holder hereby relinquishes all rights, title and interest in the Existing Warrant (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company and the Existing Warrant shall be cancelled.

(b) Participation Rights. At any time on or prior to the second anniversary of the date hereof, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 1(b). The Company acknowledges and agrees that the right set forth in this Section 1(b) is a right granted by the Company, separately, to the Holder and each Other Holder (collectively, the “Holders”).

(i) At least five (5) Business Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether such Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Holder within three (3) Business Days after the Company’s delivery to such Holder of such Pre-Notice, and only upon a written request by such Holder, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to such Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Holder in accordance with the terms of the Offer such Holder’s pro rata portion of 75% of the Offered Securities (which pro rata amount is 25% for the Holder), provided that the number of Offered Securities which such Holder shall have the right to subscribe for under this Section 1(b) shall be (x) based on such Holder’s pro rata portion of the aggregate number of the shares of Common Stock issuable upon exercise of the Amended Warrants held by such Holder as of the closing of the transactions contemplated by the May Securities Purchase Agreement (the “Basic Amount”), and (y) with respect to each Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of Other Holders as such Holder shall indicate it will purchase or acquire should the Other Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Holder shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Holder must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Holder’s Basic Amount that such Holder elects to purchase and, if such Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Holder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Holders are less than the total of all of the Basic Amounts, then each Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Holder bears to the total Basic Amounts of all Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Holder a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Holder’s receipt of such new Offer Notice.

(iii) The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 1(b)(iii) above), then each Holder may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Holder elected to purchase pursuant to Section 1(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Holders pursuant to this Section 1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holders in accordance with Section 4(o)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Holder shall acquire from the Company, and the Company shall issue to such Holder, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 1(b)(iv) above if such Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by such Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Holder and its counsel.

(vi) Any Offered Securities not acquired by a Holder or other Persons in accordance with this Section 1(b) may not be issued, sold or exchanged until they are again offered to such Holder under the procedures specified in this Agreement.

(vii) The Company and each Holder agree that if any Holder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii) Notwithstanding anything to the contrary in this Section 1(b) and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Holder will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Holder with another Offer Notice and such Holder will again have the right of participation set forth in this Section 1(b). The Company shall not be permitted to deliver more than one such Offer Notice to such Holder in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 1(b)(ii).

(ix) The restrictions contained in this Section 1(b) shall not apply in connection with the issuance of any Exempt Issuance (as defined in the May Securities Purchase Agreement as in effect as of the date hereof), or any private placement of Common Stock that is solely to investors in Asia and both (A) is not a Variable Rate Transaction (as defined in the May Securities Purchase Agreement) and (B) does not include any issuance of warrants to purchase Common Stock or other Common Stock Equivalents (the “Exempt Private Placements”). The Company shall not circumvent the provisions of this Section 1(b) by providing terms or conditions to one Holder that are not provided to all.

(x) For purposes of this Section 1(b) “Subsequent Placement” means any direct or indirect issuance, offer, sale, grant any option or right to purchase, or otherwise disposition of (or announcement any issuance, offer, sale, grant of any option or right to purchase or other disposition of) by the Company or any of its Subsidiaries of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Common Stock, any Common Stock Equivalents, any debt, any preferred stock or any purchase rights).

(c) Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. AMENDMENTS TO TRANSACTION DOCUMENTS.

(a) Ratifications. Except as otherwise expressly provided herein, (x) the May Securities Purchase Agreement and each other Transaction Document (as defined in the May Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the May Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the May Securities Purchase Agreement shall mean the May Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the May Securities Purchase Agreement shall mean the May Securities Purchase Agreement as amended by this Agreement and (y) the April Securities Purchase Agreement and each other Transaction Document (as defined in the April Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(b) Amendments to Transaction Documents. On and after the Effective Date, each of the Transaction Documents (as defined in the May Securities Purchase Agreement) are hereby amended as follows:

(i) The defined term “Amended Warrant” is hereby amended to include the “Exchange Warrant (as defined in each Amendment and Exchange Agreement)”.

(ii) The defined term “Warrant Shares” is hereby amended to include the “Exchange Shares (as defined in each Amendment and Exchange Agreement)”.

(iii) The defined term “Amendment and Exchange Agreement” shall mean this Agreement and each Other Agreement.

(iv) The defined term “Transaction Documents” is hereby amended to include this Agreement and each Other Agreement.

3. Representations and Warranties.

(a) Company Bring Down; No Event of Default. Except as set forth on Schedule 3(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3.1 of the May Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Date as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Date, and references to “the date hereof” being deemed references to the date of this Agreement.

(b) Holder Representations.

(i) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(ii) Reliance on Exemptions. The Holder understands that the Exchange Warrant is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Warrant.

(iii)  Transfer or Resale. The Holder understands that: (i) the Exchange Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Exchange Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Exchange Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Exchange Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Exchange Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Exchange Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Exchange Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Exchange Securities and such pledge of Exchange Securities shall not be deemed to be a transfer, sale or assignment of the Exchange Securities hereunder, and the Holder effecting a pledge of Exchange Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, the Exchange Warrant or any other Transaction Document, including, without limitation, this Section 3(b)(iii).

(iv) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Warrant or the fairness or suitability of the investment in the Exchange Warrant nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Warrant.

(v) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(vi) No Conflicts. The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby will not (A) result in a violation of the organizational documents of the Holder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (B) and (C) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(vii) Investment Risk; Sophistication. The Holder is acquiring the Exchange Warrant hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Warrant, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(viii) Ownership of Existing Warrant. The Holder owns the Existing Warrant free and clear of any Liens (other than the obligations pursuant to this Agreement, liens in the ordinary course of business (e.g. bone fide margin account liens) and applicable securities laws).

4. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement and the form of Exchange Warrant, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

5. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the Exchange Warrant under the Securities Act or cause this offering of the Exchange Warrant to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

6. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Warrant (and upon cashless exercise of the Exchange Warrant, the Exchange Shares), may be tacked onto the holding period of the Existing Warrant, and the Company agrees not to take a position contrary to this Section 6. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms hereof, the Exchange Warrant and, upon cashless exercise of the Exchange Warrant, the Exchange Shares, respectively, are eligible to be resold pursuant to Rule 144 after November 23, 2019, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 after November 23, 2019 and (iii) in connection with any resale of any Exchange Shares pursuant to Rule 144 after November 23, 2019, the Holder shall solely be required to provide reasonable assurances that such Exchange Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Shares in accordance herewith.

7. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares upon the Nasdaq Capital Market (the “Principal Market”) (subject to official notice of issuance) and shall maintain such listing of all the Exchange Shares issuable under the terms of the Exchange Warrant from time to time. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

8. [Intentionally Omitted]

9. Form D and Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

10. Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date that both (a) the Company and the Holder shall have duly executed and delivered this Agreement and (b) the Company has paid the Legal Fee Amount (the “Effective Date”).

11. No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

12. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Exchange Warrant to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

13. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby or by any Other Agreement (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 13 shall apply similarly and equally to each Settlement Document.

14. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

15. Release, Waiver and Covenant Not to Sue. In consideration of the mutual covenants and agreements contained in this Agreement, as of the later of (x) the Effective Date and (y) the Delivery Date, the Company and the Holder hereby releases, waives and forever discharges the other party and each of its affiliates and their respective members, shareholders, officers, directors, and employees (collectively, “Representatives”), from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation obligation, damages (including exemplary or punitive damages), benefits, liability, costs and/or expenses (including attorneys’ fees), that such party has, may have, or may be entitled to against the other party, whether legal, equitable or administrative, whether known or unknown, whether past, current or future, which arise solely with respect to the Original April Warrants or the Amended Warrant (collectively, the “Released Claims”), but not with respect to this Agreement, the Exchange Securities or any other securities of the Company held by the Holder as of the date hereof or after the date hereof (or any other related agreement) (collectively, the “Excluded Claims”). This Section 15 is intended as a general release, representing a full and complete disposition and satisfaction of the Company and the Holder’s real or alleged legal obligations to each other arising solely with respect to the Released Claims, but not with respect to any Excluded Claims.

16. Miscellaneous. Section 5 of the May Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: BAT GROUP, INC. By: Name: Jiaxi Gao Title: Chief Executive Officer

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

By:

       Name:
       Title:

Aggregate Number of Shares of Common Stock issuable upon exercise of Existing Warrant:

Aggregate Number of Exchange Shares issuable upon exercise of the Exchange Warrant:

Delivery Information:

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